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EXHIBIT 23.1

Consent of KPMG LLP, Independent Auditors

        We consent to incorporation by reference in the registration statement on Form S-8 of Willis Lease Finance Corporation of our reports dated February 11, 2003, except for Note 15, which is as of July 25, 2003, relating to the consolidated balance sheets of Willis Lease Finance Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002 and the related financial statement schedule, which reports appear in the December 31, 2002, annual report on Form 10-K/A of Willis Lease Finance Corporation. Our report indicates that the Company restated their consolidated financial statements for the year ended December 31, 2000, and certain balance sheet amounts at December 31, 2001 and 2002.

                      /s/  KPMG LLP

San Francisco, California
September 23, 2003

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  EXHIBIT 23.1
Consent of KPMG LLP, Independent Auditors